Exhibit 99.2

EMPLOYMENT AGREEMENT
AMENDMENT NO. 3

                    This Amendment No. 3 (this "Amendment") to the Employment Agreement dated September 5, 2002, among UAL Corporation, a Delaware corporation ("UAL"), United Air Lines, Inc., a Delaware corporation ("UA", UAL and UA sometimes collectively referred to herein as "United"), and Glenn F. Tilton (the "Executive"), as amended on December 8, 2002 and February 17, 2003 (as so amended, the "Employment Agreement"), is made as of this 29th day of September, 2006.

                    WHEREAS United desires to continue the employment of the Executive as Chairman of the Board, President and Chief Executive Officer of United and Executive desires to continue such employment, on the terms and conditions hereinafter set forth;

                    WHEREAS pursuant to Section 10(f) of the Employment Agreement, the Employment Agreement may be modified or amended by a writing signed by United and the Executive; and

                    WHEREAS (a) the Employment Agreement has, prior to the date hereof, been amended in connection with United's filing of a Chapter 11 bankruptcy petition with the U.S. Bankruptcy Court on December 9, 2002 (the "Bankruptcy Petition"), (b) the Executive has voluntarily agreed on several occasions to reductions in the Executive's compensation prior to the date hereof and (c) on February 1, 2006, United emerged from bankruptcy protection;

                    NOW THEREFORE, for good and valuable consideration, which is hereby acknowledged and agreed by the undersigned, each of UAL, UA and the Executive (each a "party") agrees as follows (capitalized terms not otherwise defined herein shall have the meaning assigned thereto in the Employment Agreement):

                            1.    Amendment and Restatement of Section 2. Section 2 of the Employment Agreement shall be amended and restated in its entirety to read as follows:
    "Subject to earlier termination in accordance with Section 4 below, Executive's employment as Chairman of the Board, President and Chief Executive Officer of United pursuant to the terms of this Agreement will become effective on September 2, 2002 (the "Employment Date") and will expire on the close of business on September 1, 2011 (the term of Executive's employment hereunder, the "Employment Period"). Except with respect to those provisions which by their terms survive the expiration of this Agreement, this Agreement will terminate upon the expiration of the Employment Period."

                                 2.    Amendment and Restatement of Section 3(b). The Executive and United acknowledge that, in connection with the filing of the Bankruptcy Petition and thereafter, the Executive voluntarily agreed to certain reductions in his Base Salary and other compensation and that, as a result of United's emergence from bankruptcy, the parties desire to adjust appropriately the Executive's Base Salary and to continue United's practice with respect to senior executives of basing a significant portion of total compensation on the annual and long-term performance of United. Therefore, the parties agree that Section 3(b) of the Employment Agreement shall be amended and restated in its entirety to read as follows:

    "During the Employment Period, United will pay the Executive a base salary (the "Base Salary") in accordance with United's standard payroll practices. Effective as of September 1, 2006, the Base Salary will be $850,000 per year. The Base Salary will be reviewed as part of the normal salary administration program for United's senior executives by the Human Resources Subcommittee of the Board (the "Committee"), for the purpose of considering increases in the Executive's Base Salary in light of the Committee's executive compensation philosophy statement then in effect, the performance by the Executive of his duties under this Agreement and base salaries of chief executive officers of companies in the peer group identified by the Committee in its executive compensation policy (the "Peer Group"). During the Employment Period, the Committee will review and consider further increases in the Base Salary, at the times and pursuant to the procedures used in connection with considering base salary adjustments for United's other senior executives but no less than annually. Base Salary will not thereafter during the term of this Agreement be decreased."

                                 3.    Amendment to Section 3(c). Section 3(c) of the Employment Agreement shall be amended by adding the following text immediately prior to the last sentence thereof:

    "For purposes of this Section 3(c) only, Base Salary shall be deemed to be the aggregate amount of base salary actually paid or payable to Executive with respect to the applicable year."

                              4.    Amendment to Sections 3(d) and 3(e). Paragraph (ii) of each of Section 3(d) and Section 3(e) is hereby deleted in its entirety and the text "[Intentionally Omitted]" substituted therefor.

                              5.    Amendment and Restatement of Section 3(f). Section 3(f) of the Employment Agreement shall be amended and restated in its entirety to read as follows:

    "In addition to other compensation to be paid under this Section 3, the Executive will be entitled to participate during the Employment Period in all long term incentive plans (including stock option, restricted stock and other equity compensation plans and any other long-term incentive plans (whether payable in cash, equity or other property)) now maintained or hereafter established by United for the purpose of providing long term incentive compensation to senior executives of United. Beginning in 2007 and in each following year during the remainder of the Employment Period, the Executive will be entitled to receive awards under such long term incentive plans that, in the case of each such year, will have an aggregate value equal to no less than the amount determined by the Committee, based upon its review of relevant market data, to be 400% of the base salary midpoint of chief executive officers of comparable companies, provided that such determination shall be in the sole discretion of the Committee, except that such aggregate value will not be less than 400% of the then-current Base Salary; provided, however, that no such awards will be made to the Executive in any year in which substantially all the other senior executives of United are not granted long term incentive awards. Subject to the foregoing, the Executive's participation in such long-term incentive plans will be consistent with his position and no less favorable than the basis and terms applicable to other senior executives of United, provided that the terms and conditions of any awards under such plans (including the form of, and consideration payable pursuant to, such awards) will be determined by the Committee in its discretion."

                              6.    Amendment to Section 4(e). Section 4(e) of the Employment Agreement shall be amended by replacing the text "80%" in clause (i) of the second sentence thereof with the text "50%" and by deleting in its entirety the last sentence thereof.

                              7.    Amendment to Section 4(f). Section 4(f) of the Employment Agreement shall be amended by inserting the following text at the end thereof:

    "Notwithstanding the foregoing, the Executive's employment hereunder, unless terminated earlier, shall terminate automatically, without delivery by either party of a Notice of Termination, at the expiration of the Employment Period on the close of business on September 1, 2011, and, in such event, the Termination Date shall be deemed to be September 1, 2011. The termination of the Executive's employment hereunder due to the expiration of the Employment Period on the close of business on September 1, 2011 shall be deemed to be a Retirement (as defined below)."

                              8.    Amendments to Section 5(d). Section 5(d) of the Employment Agreement shall be amended as follows:

    A. The lead-in paragraph of Section 5(d) shall be amended and restated in its entirety to read as follows:

    "If (i) United terminates the Executive's employment other than for Cause, Disability or death, the Executive terminates his employment hereunder for Good Reason or the Executive's employment is terminated due to his retirement from service with United with the consent of the Board ("Retirement") and (ii) such termination does not constitute a Change of Control Termination:"

    B. Section 5(d)(iii) shall be amended and restated in its entirety to read as follows:

    "in lieu of any further payments of Base Salary and Annual Bonus to the Executive for periods subsequent to the Termination Date, United will, within ten (10) business days after the Termination Date, make a lump sum cash payment to the Executive equal to the sum of the then-current Base Salary and the then-current Target Bonus, multiplied by the lesser of (A) two and (B) a fraction, the numerator of which is the number of months (rounded up to the nearest whole month) that remain until the Executive attains the age of 65 and the denominator of which is 12 (the lesser of such amounts, the "Multiple"), provided that such payment will not be made in the event of Retirement;"

    C. Section 5(d)(iv) shall be amended and restated in its entirety to read as follows:

    "for a number of years equal to the Multiple, United will continue benefits to the Executive and/or the Executive's family at least equal to those which would have been provided to them in accordance with the plans, programs, practices and policies described in Section 3(h) of this Agreement if the Executive's employment under this Agreement had not been terminated, including health insurance and life insurance, in accordance with the plans, practices, programs or policies of United and its subsidiaries in effect on the Termination Date;"

    D. Section 5(d) shall be amended by inserting the following new sentence at the end thereof:

    "For the avoidance of doubt, in the event of Retirement, the Executive shall be entitled to the payments and benefits described in Section 5(d)(i), (ii), (iv), (v) and (vi), but shall not be entitled to the lump sum cash payment described in Section 5(d)(iii)."

                              9.    Deletion of Section 10(a). Section 10(a) of the Employment Agreement is hereby deleted in its entirety and the text "[Intentionally Omitted]" substituted therefor.

                              10.    Addition of New Section 10(o). The following text shall be inserted as a new Section 10(o) to the Employment Agreement:

    "Compliance with Section 409A. It is the intention of United and the Executive that the provisions of this Agreement comply with Section 409A of the Code ("Section 409A"), and all provisions of this Agreement will be construed and interpreted in a manner consistent with Section 409A. To the extent necessary to avoid imposition of any additional tax or interest penalties under Section 409A, notwithstanding the timing of payment provided in any other Section of this Agreement, the timing of any payment, distribution or benefit pursuant to this Agreement will be subject to a six-month delay in a manner consistent with Section 409A(a)(2)(B)(i) of the Code. In addition, upon the release of final regulations promulgated under Section 409A, United will determine whether any payment under, or provision of, this Agreement would result in a violation of Section 409A or the regulations promulgated thereunder and advise the Executive of any changes to this Agreement that may be required to comply with Section 409A. If such changes are required, the parties will negotiate further amendments to this Agreement in good faith to preserve, to the maximum extent reasonably practicable, the intended after-tax benefits to the Executive of this Agreement."

                              11.    Reimbursement of Professional Fees. United will pay on the Executive's behalf all reasonable bills rendered to the Executive by the Executive's attorneys, accountants and other advisors in connection with the negotiation and execution of this Amendment.

                              12.    Representation by United. United represents and warrants that this Amendment has been duly considered and authorized by the Human Resources Subcommittee and the Board of Directors of United and is binding on United in accordance with its terms.

                              13.    Full Force and Effect. For the avoidance of doubt, all terms of the Employment Agreement which have not been modified by this Amendment will remain in full force and effect. For the further avoidance of doubt, the parties hereto acknowledge and agree that the terms and conditions of the Employment Agreement, as amended hereby and as in effect from time to time, apply to all grants of long term incentive awards, stock options, restricted units and restricted stock made to the Executive during the Employment Period and that such terms and conditions supercede any general provisions contrary thereto or inconsistent therewith contained in any plan under which such grant was made (including any provision for the forfeiture of any such grant that is not consistent with the Employment Agreement as in effect on the date such grant was made).

                              14.    Governing Law. This Amendment will be governed by, construed and interpreted in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws.

                              15.    Entire Agreement. This Amendment contains the entire agreement between United and the Executive concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between United and the Executive with respect hereto. The Executive acknowledges and agrees that this Amendment constitutes an amendment to the Employment Agreement in respect of the Executive's participation and rights to any benefits thereunder. This Amendment may not be modified or amended except by a writing signed by each of the parties hereto.

                              16.    Successors and Assigns. This Amendment will be binding on (a) the Executive and the Executive's estate and legal representatives and (b) United and its successors and assigns.

                              17.    Counterparts. This Amendment may be executed in two or more counterparts (including via facsimile), each of which will be deemed an original but all of which together will be considered one and the same agreement.

              IN WITNESS WHEREOF, United and the Executive have executed this Amendment as of the date first above written.
UAL CORPORATION,

By: /s/ Paul R. Lovejoy

Name: Paul R. Lovejoy
Title: Senior Vice President,
General Counsel & Secretary

UNITED AIR LINES, INC.,

By: /s/ Paul R. Lovejoy

Name: Paul R. Lovejoy
Title: Senior Vice President,
General Counsel & Secretary

EXECUTIVE,

/s/ Glenn F. Tilton
Glenn F. Tilton